UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2018

   First Community Corporation

(Exact Name of Registrant As Specified in Its Charter)

   South Carolina

(State or Other Jurisdiction of Incorporation)

000-28344	57-1010751
(Commission File Number)	(I.R.S. Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina	29072
(Address of Principal Executive Offices)	(Zip Code)

   (803) 951-2265

(Registrant's Telephone Number, Including Area Code)

   Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of First Community Corporation (the “Company”) was held on May 16, 2018 at Marion Hatcher Center, 519 Greene Street, Augusta, Georgia, 30901. Of the 7,602,926 shares of the Company’s common stock outstanding at the Annual Meeting, there were present in person or by proxy 5,770,221 shares, representing approximately 75.9% of the total outstanding eligible votes. The shareholders of the Company voted: (1) to elect four Class III members to the Company’s Board of Directors; (2) to provide an advisory resolution to approve the compensation of the Company’s named executive officers; and (3) to ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2018. The voting results for the proposals follows:

1.       To elect four Class III members of the Board of Directors:

Class III:	For	Withheld	Broker Non-Vote
Chimin J. Chao	3,738,037	27,145	2,004,989
J. Thomas Johnson	3,748,945	16,287	2,004,989
E. Leland Reynolds	3,748,445	16,787	2,004,989
Alexander Snipe, Jr.	3,743,372	21,860	2,004.989

The other directors that continued in office after the meeting are as follows:

Class I:	Class II:
Richard K. Bogan, MD	Thomas C. Brown
Michael C. Crapps	W. James Kitchens, Jr.
Anita B. Easter	Roderick M. Todd, Jr
George H. Fann, Jr. DMD	Mitchell M. Willoughby
J. Randolph Potter	Edward J. Tarver

2.       To provide an advisory resolution to approve the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
3,610,324	87,965	66,943	2,004,989

3.       To ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2018:

For	Against	Abstain
5,708,189	14,540	47,492

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

Dated: May 17, 2018	By:	/s/ Joseph G. Sawyer
	Name:	Joseph G. Sawyer
	Title:	Chief Financial Officer